Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 171 to Registration Statement No. 002-22019 on Form N-1A of our reports as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Growth Trust  (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 24, 2014

Appendix A

Report Date

Funds

September 16, 2014

Eaton Vance Hexavest Emerging Markets Equity Fund

September 16, 2014

Eaton Vance Hexavest Global Equity Fund

September 16, 2014

Eaton Vance Hexavest International Equity Fund

September 16, 2014

Eaton Vance Hexavest U.S. Equity Fund